UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2010

_________________

CHINA DIRECT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (954) 363-7333

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 13, 2010 China Direct Industries, Inc.’s ("we”, "us” or “our”) wholly owned subsidiary, CDI China, Inc., (“CDI China”), entered into an Equity Transfer Agreement (the “Agreement”) with Pine Capital Enterprises, Inc. (“Pine Capital”) and Taiyuan Yiwei Magnesium Industry Co., Ltd. (“Yiwei Magnesium”) to acquire an 80% interest they own in Taiyuan Ruiming YiWei Magnesium Industry Co., Ltd. (“Ruiming Magnesium”) for $6,600,000 in cash and stock.  The remaining 20% interest in Ruiming Magnesium is owned by Pine Capital. Yuwei Huang, our executive vice president – magnesium and member of our Board of Directors, owns or controls Pine Capital and Yiwei Magnesium.

Ruiming Magnesium, is a Chinese company engaged in magnesium production and sales, with current annual production capacity of approximately 10,000 tons of magnesium powder and desulfurization products, and 4,000 tons of magnesium ingot.  Ruiming Magnesium’s production facilities total approximately 414,000 square feet with the magnesium powder plant occupying approximately 214,000 square feet and the magnesium ingot plant occupying approximately 200,000 square feet. The magnesium powder facility has sufficient land to add additional production capacity.

The purchase price for the 80% interest in Ruiming Magnesium is a total of approximately $6,600,000 payable $3,235,295 in cash subject to certain post closing conditions, $1,000,000 by issuing 769,231 shares of our common stock and $2,364,705 by way of an assignment of a portion of our interest in Excel Rise Technology Co., Ltd. with a value of $2,364,705 based on its book value as of June 30, 2010 (collectively, the “Purchase Price”).  $808,824 of the cash portion of the Purchase Price is contingent on Ruiming Magnesium achieving revenues of RMB 62.2 million for the fiscal year ending September 30, 2011 with an EBITDA (earnings before interest, taxes, depreciation and amortization) target of no less than RMB 1,200 per metric ton of production. Pine Capital has the right to receive 622,172 shares of our common stock in lieu of the $808,824 cash payment.  In addition to the Purchase Price, Pine Capital and Yiwei Magnesium collectively are entitled to receive a cash payment of approximately $808,824 or 622,172 shares of our common stock in the event Ruiming Magnesium achieves gross revenues of more than RMB 100 million (approximately $14.7 million) during its fiscal year ending September 30, 2011 with EBITDA of no less than RMB 1,200 per metric ton of goods produced during that fiscal year.

The description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Agreement, an English translation of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 7.01	Regulation FD Disclosure.

On July 15, 2010, we issued a press release announcing the execution of the Equity Transfer Agreement described earlier in this report. The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

10.1
Equity Transfer Agreement dated July 13, 2010 entered into among CDI China, Inc., Pine Capital Enterprises, Inc., Taiyuan Yiwei Magnesium Industry Co., Ltd. and Taiyuan Ruiming Yiwei Magnesium  Industry Co., Ltd.

99.1	Press Release of China Direct Industries, Inc. dated July 15, 2010 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT INDUSTRIES, INC.

Date: July 15, 2010	/s/ Yuejian (James) Wang
Yuejian (James) Wang Chief Executive Officer